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                                                                     EXHIBIT 3.4

                              THIRD RESTATED BYLAWS

                                       OF

                                INTERVOICE, INC.

                         ADOPTED EFFECTIVE JULY 21, 2004

                                    ARTICLE I

                                     OFFICES

      SECTION 1.01. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the corporation and the office of its transfer agent or registrar may be located outside the State of Texas.

      SECTION 1.02. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      SECTION 2.01. TIME AND PLACE OF MEETINGS. Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      SECTION 2.02. ANNUAL MEETING. The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

      SECTION 2.03. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning at least ten percent of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

      SECTION 2.04. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting, either personally, by electronic transmission (as defined in Section 7.07), or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting.

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      SECTION 2.05. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. After an adjournment, at any reconvened meeting any business may be transacted that might have been transacted if the meeting had been held in accordance with the original notice thereof, provided a quorum shall be present or represented thereat.

      SECTION 2.06. VOTE REQUIRED. With respect to any matter, other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present, shall decide such matter, unless the matter is one upon which a different vote is required by law or by the articles of incorporation. Unless otherwise required by law or by the articles of incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

      SECTION 2.07. VOTING; PROXIES. Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Any shareholder may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram, or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section 2.07. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder.

      SECTION 2.08. ACTION WITHOUT MEETING. Any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent. A telegram, telex, cablegram or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this Section
2.08 if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by telegram, telex, cablegram, or other electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the corporation at its registered office in the State of Texas or its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of shareholder meetings are recorded. Consent given by telegram, telex, cablegram, or other electronic transmission may be delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the board of directors of the corporation. Any photographic, photostatic, facsimile, or similarly reliable reproduction of a

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consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

      SECTION 2.09. SHAREHOLDER MEETINGS BY REMOTE COMMUNICATION. The board of directors may, in its discretion, determine that any meeting of shareholders may be held solely by means of remote communication as provided in this Section
2.09. If authorized by the board of directors, and subject to any guidelines and procedures adopted by the board of directors, shareholders not physically present at a meeting of shareholders, by means of remote communication (i) may participate in a meeting of shareholders; and (ii) may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by means of remote communication if (A) the corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder; (B) the corporation implements reasonable measures to provide the shareholders at the meeting by means of remote communication a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of a meeting substantially concurrently with the proceedings; and (C) the corporation maintains a record of any shareholder vote or other action taken at the meeting by means of remote communication.

                                   ARTICLE III

                                    DIRECTORS

      SECTION 3.01. POWERS. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

      SECTION 3.02. NUMBER, ELECTION AND TERM. The number of directors that shall constitute the whole board of directors shall be not less than three (3) nor more than eleven (11). Such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.03 of these bylaws, and each director elected shall hold office until his or her successor shall be elected and qualify. Directors need not be residents of Texas or shareholders of the corporation.

      SECTION 3.03. VACANCIES. Any vacancy occurring in the board of directors may be filled by election at an annual meeting or special meeting of shareholders called for that purpose or by a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

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      SECTION 3.04. CHANGE IN NUMBER. The number of directors may be increased or decreased from time to time as provided in these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

      SECTION 3.05. REMOVAL. Any director may be removed either for or without cause at any special meeting of shareholders duly called and held for such purpose.

      SECTION 3.06. PLACE OF MEETINGS. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

      SECTION 3.07. REGULAR MEETINGS. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.

      SECTION 3.08. NOTICE OF REGULAR MEETINGS. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

      SECTION 3.09. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board of directors or the president and shall be called by the secretary on the written request of a majority of the directors. Notice of each special meeting of the board of directors shall be given to each director at least two days before the date of the meeting.

      SECTION 3.10. WAIVER AND REQUIREMENTS OF NOTICE. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 3.11. QUORUM; VOTE REQUIRED. At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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      SECTION 3.12. COMMITTEES. The board of directors, by resolution passed by a majority of the full board, may from time to time designate a member or members of the board to constitute committees that shall in each case consist of one or more directors and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Any such committee shall have and may exercise such powers, as the board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

      SECTION 3.13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be. A telegram, telex, cablegram, or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this Section 3.13 if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission.

      SECTION 3.14. COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, or a meeting of a committee thereof, and may be paid a fixed sum for attendance at each meeting of the board of directors, or a meeting of a committee thereof, or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

                                   ARTICLE IV

                                     NOTICES

      SECTION 4.01. FORM OF NOTICE; DELIVERY. Any notice to directors or shareholders shall be in writing and shall be delivered personally, by electronic transmission (to the extent permitted by Section 4.02), or by mail to the directors or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.

      SECTION 4.02. NOTICE BY ELECTRONIC TRANSMISSION. On consent of a director or shareholder, notice from the corporation may be given to the director or shareholder by electronic transmission. The director or shareholder may specify the form of electronic transmission to be used to communicate notice. The director or shareholder may revoke this consent by written notice to the corporation. The director's or shareholder's consent is deemed to be revoked if the corporation is unable to deliver by electronic transmission two consecutive notices and the secretary of the corporation or other person responsible for delivering the notice on behalf of the corporation knows that the delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director's or shareholder's consent does not invalidate a meeting or other action. Notice under this Section 4.02 is deemed given when the notice is (i) transmitted to a facsimile number

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provided by the director or shareholder for the purpose of receiving notice;
(ii) transmitted to an electronic mail address provided by the director or shareholder for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the director or shareholder at the address provided by the director or shareholder for the purpose of alerting the director or shareholder of a posting; or (iv) communicated to the director or shareholder by any other form of electronic transmission consented to by the director or shareholder.

      SECTION 4.03. WAIVER. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The business to be transacted at a regular or special meeting of the shareholders, directors, or members of a committee of directors or the purpose of a meeting is not required to be specified in a written waiver of notice or a waiver by electronic transmission.

                                    ARTICLE V

                                    OFFICERS

      SECTION 5.01. OFFICERS. The officers of the corporation shall be elected by the board of directors and shall consist of a president and a secretary, neither of whom need be a member of the board of directors. Two or more offices may be held by the same person.

      SECTION 5.02. ADDITIONAL OFFICERS. The board of directors may also elect a chairman of the board, a vice chairman of the board, an assistant president, a treasurer, and one or more vice presidents, assistant secretaries and assistant treasurers. The board of directors may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board by resolution not inconsistent with these bylaws.

      SECTION 5.03. COMPENSATION. The salaries of all officers and agents of the corporation shall be fixed by the board of directors. The board of directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the board deems advisable.

      SECTION 5.04. TERM; REMOVAL; VACANCIES. The officers of the corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

      SECTION 5.05. CHAIRMAN OF THE BOARD. The chairman of the board, if one is elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be prescribed by the board of directors, upon written directions given to him or her pursuant to resolutions duly adopted by the board of directors.

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      SECTION 5.06. VICE CHAIRMAN OF THE BOARD. The vice chairman of the board, if one is elected, shall, in the absence or disability of the chairman of the board, perform the duties and have the authority and exercise the powers of the chairman of the board. He or she shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chairman of the board may from time to time delegate.

      SECTION 5.07. PRESIDENT. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He or she shall preside at all meetings of the shareholders.

      SECTION 5.08. VICE PRESIDENTS. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

      SECTION 5.09. SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an assistant secretary or of the treasurer. The secretary shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

      SECTION 5.10. ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

      SECTION 5.11. TREASURER. The treasurer, if one is elected, shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated from time to time by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render the president and the board of directors, when so directed, an account of all his or her transactions as treasurer and of the financial condition of the corporation. The treasurer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate. If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.

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      SECTION 5.12. ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

      SECTION 6.01. CERTIFICATES. The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

      SECTION 6.02. FACSIMILE SIGNATURES. The signatures of the president or a vice president and the secretary or an assistant secretary upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

      SECTION 6.03. LOST CERTIFICATES. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

      SECTION 6.04. TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the transfer records of the corporation.

      SECTION 6.05. CLOSING OF TRANSFER RECORDS. For the purpose of determining shareholders (i) entitled to notice of or to vote at any meeting of shareholders, or, after an adjournment thereof, at any reconvened meeting, (ii) entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend or (iii) for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If the share transfer records are not closed and no record date is fixed for the

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determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6.05, such determination shall be applied after an adjournment thereof to any reconvened meeting except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

      SECTION 6.06. FIXING RECORD DATES FOR CONSENTS TO ACTION. Unless a record date shall have previously been fixed or determined, whenever action by shareholders is proposed to be taken by consent in writing or by electronic transmission without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and prior action of the board of directors is not required by law, the record date for determining shareholders entitled to consent to action in writing or by electronic transmission without a meeting shall be the first date on which a signed written consent or electronic transmission setting forth the action taken or proposed to be taken is delivered to or received by the corporation in the manner required by Section 2.08 of these bylaws. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by law, the record date for determining shareholders entitled to consent to action in writing or by electronic transmission without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

      SECTION 6.07. REGISTERED SHAREHOLDERS. Except as otherwise required by law, the corporation shall be entitled to regard the person in whose name any shares are registered in the share transfer records at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions, share dividends or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares or giving proxies with respect to those shares. Except as otherwise required by law, neither the corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

      SECTION 6.08. LIST OF SHAREHOLDERS. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. The corporation does not need to include any electronic contact information of any shareholder on the list. If the corporation elects to make the list available on

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an electronic network, the corporation shall take reasonable steps to ensure that the information is available only to the shareholders of the corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of the shareholders.

                                   ARTICLE VII

                               GENERAL PROVISIONS

      SECTION 7.01. DISTRIBUTIONS AND SHARE DIVIDENDS. Subject to the provisions of the articles of incorporation relating thereto, if any, distributions and share dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Subject to any provisions of the articles of incorporation, distributions may be made by the transfer of money or other property (except the corporation's own shares or rights to acquire such shares) or by the issuance of indebtedness of the corporation, and share dividends may be paid in the corporation's own authorized but unissued shares or in treasury shares.

      SECTION 7.02. RESERVE FUNDS. Before payment of any distribution or share dividend, there may be set aside out of any funds of the corporation available for distributions or share dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing distributions or share dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      SECTION 7.03. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

      SECTION 7.04. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors; provided, that if such fiscal year is not fixed by the board of directors it shall be the calendar year.

      SECTION 7.05. SEAL. The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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      SECTION 7.06. BOOKS AND RECORDS. The corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its board of directors and each committee of its board of directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class or series of shares issued by the corporation held by each of them.

      SECTION 7.07. ELECTRONIC TRANSMISSIONS. For purposes of these Bylaws, "electronic transmission" means a form of communication that (i) does not directly involve the physical transmission of paper; (ii) creates a record that may be retained, retrieved, and reviewed by the recipient; and (iii) may be directly reproduced in paper form by the recipient through an automated process.

      SECTION 7.08. INVALID PROVISIONS. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

      SECTION 7.09. HEADINGS. The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article 2.02-1 of the Texas Business Corporation Act (the "Article") permits the corporation to indemnify its present and former directors and officers to the extent and under the circumstances set forth therein. In addition, in some instances, indemnification is required by the Article. The corporation hereby elects to and does hereby indemnify all such persons to the fullest extent permitted or required by the Article promptly upon request of any such person making a request for indemnity hereunder. Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction. Further, the corporation shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by the Article and subject to the conditions thereof.

                                  Page 11 of 12

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                                   ARTICLE IX

                                   AMENDMENTS

      These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of a majority of the whole board of directors at any regular or special meeting; provided, that these bylaws may not be altered, amended, or repealed so as to be inconsistent with law or any provision of the articles of incorporation.

                                  Page 12 of 12